Exhibit 10.1

PROMISSORY NOTE

Principal Amount:U.S.$400,000Issue Date: January 21, 2021

Due: April 21, 2021

FOR VALUE RECEIVED Simply Mac, Inc. (the “Issuer”), a corporation registered at 155 N. 400 W., Suite 170, Salt Lake City, UT 84103, hereby acknowledges itself indebted to and promises to pay on or before April 21, 2021 to or to the order of Taylor Capital LLC (the “Holder”), in accordance with the provisions contained herein at the Holder’s office at 80 Compass Lane, Fort Lauderdale, FL 33308, or at such other place as the Holder may from time to time designate by notice in writing to the Issuer, the principal amount of FOUR HUNDRED THOUSAND DOLLARS ($400,000) in lawful money of the United Stated of America (the “Principal Amount”), together with interest as provided for in this Promissory Note.

1.INTEREST RATE AND FEES

The Issuer shall pay the Holder interest on the Outstanding Principal Obligations calculated daily based on the actual number of days elapsed in a year of 365 or 366 days (as applicable) and compounded monthly and payable in arrears from the date of the advance of the Principal Amount until the date due to be repaid at a rate equal to eighteen percent (18%) per annum.

Prior to an Event of Default, interest shall be paid on the Maturity Date on the Outstanding Principal Obligations and shall accrue to and including the Maturity Date.

The interest rate upon an event of default being failure to pay any monies as and when due shall be 36% per annum. All payments received under this Promissory Note shall be applied first to the payment of interest and remaining amounts to the payment of principal.

The Issuer shall pay the Holder a commitment fee in the amount of $20,000 which shall be capitalized and added to the advance account of $400,000, collectively called the Principal Amount.

Where the rate of interest payable under this Promissory Note is found by a competent court of law, governmental agency or other tribunal to exceed the maximum rate of interest permitted by the laws of any applicable jurisdiction or the rules or regulations of any appropriate regulatory authority, then during the time that the rate of interest would exceed the permissible limit, that portion of each interest payment attributable to the portion of the interest rate that exceeds the permissible limit shall be deemed to be a voluntary repayment of principal owing hereunder.

2.OPTIONAL PREPAYMENT

The Issuer (provided that the Issuer is not in default hereunder) shall have the right to prepay all or part of the Outstanding Principal Obligations, together with accrued interest thereon to the date of such prepayment and any other amounts outstanding, at any time or from time to time, without penalty, upon ten (10) Banking Days’ prior written notice to the Lender. Any pre-payment of Outstanding Principal Obligations shall be a permanent reduction in the Loan and cannot be advanced again to the Borrower. Notwithstanding anything contained herein to the contrary, partial prepayments must be in amounts of not less than $50,000.00.

3.COLLECTION EXPENSES

The Issuer promises to pay all costs and expenses incurred by the Holder in collecting any amount due under this Promissory Note and in enforcing its rights hereunder and under any security granted or issued to the Holder by the Issuer, including, without limitation, the fees and disbursements of counsel to the Holder on a solicitor and his own client basis (the “Collection Costs”). Any Collection Costs that are not paid immediately by the Issuer shall be added to the Principal Amount and shall bear interest at the Default Interest Rate.

4.WAIVER OF PRESENTMENT FOR PAYMENT, ETC.

The Issuer hereby waives demand and presentment for payment, notice of non-payment, protest and notice of protest of this Promissory Note and waives any defences based upon indulgences which may be granted by the Holder to any party liable hereunder.

5.DEFINITIONS

For the purpose of this Promissory Note:

“Business Day” means a day on which banks are generally open for business in Fort Lauderdale, Florida which is not a Saturday or Sunday;

“Holder” means Taylor Capital LLC, its successors and each subsequent holder of this Promissory Note;

“Issue Date” means the date of issue of this Promissory Note stated on the face page of this Promissory Note;

“Maturity Date” means April 21, 2021;

“Outstanding Principal Obligations” means, at any time, the aggregate principal amount of all Advances made by the Holder to the Issuer hereunder, outstanding at such time;

“successor” of a party hereto (the “relevant party”) shall be construed so as to include (i) any amalgamated or other body corporate of which the relevant party or any of its successors is one of the amalgamating or merging bodies corporate, (ii) any body corporate resulting from any court approved arrangement of which the relevant party or any of its successors is party, (iii) any person to whom all or substantially all the undertaking, business and assets of the relevant party is transferred, (iv) any body corporate resulting from the continuance of the relevant party or any successor of it under the laws of another jurisdiction of incorporation and (v) any successor (determined as aforesaid or in any similar or comparable procedure under the laws of any other jurisdiction) of any person referred to in clause (i), (ii), (iii) or (iv) of this definition.

6.NOTICES

Any demand, notice or other communication in connection with this Promissory Note shall be in writing and shall be personally delivered to the addressee or sent by telefacsimile, charges prepaid, or by electronic transmission at or to the address of each party set out on the first page of this Promissory Note or to such other address or addresses, telefacsimile number or numbers or email address or addresses as any party may from time to time designate to the other parties in such manner. Any demand or notice which is personally delivered as aforesaid shall be deemed to have been validly and effectively given on the date of such delivery if such date is a Business Day and such delivery was made prior to 2:00 p.m. EST; otherwise, it shall be deemed to have been validly and effectively given on the Business Day next following such date of delivery. Any demand or notice which is transmitted by telefacsimile or electronic transmission shall be deemed to have been validly and effectively given on the date of transmission if such date is a Business Day and such transmission was made prior to 2:00 p.m. EST; otherwise, it shall be deemed to have been validly and effectively given on the Business Day next following such date of transmission.

7.ASSIGNMENT

The Holder shall be entitled to assign any or all of its rights under this Promissory Note to any other Person without the prior consent of the Issuer. The Issuer shall not assign all or any of any of its rights or obligations under this Promissory Note.

8.GENERAL PROVISIONS

The extension of the time for making any payment which is due and payable hereunder at any time or times or the failure, delay or omission on the part of the Holder to exercise or enforce any rights or remedies which it may have hereunder or under any instrument securing payment of the indebtedness hereunder shall not constitute a waiver of the right of the Holder to enforce such rights and remedies. This Promissory Note shall be binding upon the successors and permitted assigns of the Issuer. Time is expressly made of the essence with respect to each and every term and provision of this Promissory Note. This Promissory Note shall be governed by and construed in accordance with the Florida laws and the laws of the United Stated of America applicable therein. Any provision hereof which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. This Promissory Note may be modified or amended only if the Issuer and the Holder so agree in writing. The obligations hereunder of the Issuer shall be paid by the Issuer without regard to any equities between the Issuer and Holder or any right of set-off or counterclaim. Any indebtedness owing by the Holder to the Issuer, direct or indirect, extended or renewed, actual or contingent, matured or not, may be set off or applied against, or combined with, the obligations of the Issuer hereunder by the Holder at any time, either before or after maturity, without demand upon or notice to anyone. The Issuer shall take such action and execute and deliver such documents as the Holder may reasonably request from time to time to give effect to the terms, conditions, provisions, purpose and intent of this Promissory Note.

IN WITNESS WHEREOF, the Issuer has caused this Promissory Note to be duly executed and delivered as of the Issue Date.

SIMPLY MAC, INC.

/s/ Vernon A. LoForti

Vernon A. LoForti

Chief Financial Officer